UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
December 30, 2005
   CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000

Section 1. Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement
     On December 15, 2005, the Board of Directors of Centra Financial Holdings, Inc. approved a deferred director compensation plan which is optional on the part of each director and is effective as of December 30, 2005. Under the plan, directors may voluntarily defer some or all of their director fees and have the fees paid either in a lump sum or over a period of time between two and ten years as selected by the director after a payment event. A payment event is defined as the earlier of the dates specified on the director’s election form or the director’s death. Directors may also receive distributions on the occurrence of an unforeseen emergency such as severe financial hardship resulting from illness or accident of the director or director’s spouse, casualty losses, or similar extraordinary or unforeseen circumstances beyond the control of the director. The following directors of the holding company and its subsidiaries have elected to defer 2006 fees under the plan:
•   Julian E. Bailes
•   James W. Dailey, II
•   Arthur Gabriel
•   Robert E. Lynch, Jr.
•   Robert A. McMillan
•   Thomas P. Rogers
•   Paul T. Swanson
•   Rita D. Tanner
•   Manuel P. Arvon
•   Kenneth L. Banks
•   Deborah J. Dhayer
•   Michael B. Keller
Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 30, 2005	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech

Douglas J. Leech, President and Chief Executive Officer